UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2012 (September 25, 2012)

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor New York, New York 10017 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (212) 277-7100

NOT APPLICABLE
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2012, Mr. Steven B. Gruber, a member of the Board of Directors of ExlService Holdings, Inc. (the “Company”), notified the Chairman of the Board of Directors of the Company, Mr. Vikram Talwar, of his decision to resign from the Board of Directors of the Company. Mr. Gruber’s resignation took effect as of September 25, 2012.   Mr. Gruber was the chairman of the Compensation Committee and Lead Director of the Board of Directors.

Item 8.01.      Other Events.

On September 25, 2012, the Company announced the appointment of Clyde W. Ostler as the new chairman of the Audit Committee, Garen K. Staglin as the new chairman of the Compensation Committee and David B. Kelso as the new chairman of the Nominating and Governance Committee.  On September 25, 2012 , the Company also announced Garen K. Staglin as the new Lead Director of the Board of Directors.  Vikram Talwar and Rohit Kapoor remain the Chairman and Vice Chairman of the Board of Directors, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)

Date: September 26, 2012	By:	/s/ Amit Shashank
	Name:	Amit Shashank
	Title:	General Counsel and Corporate Secretary